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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                CURRENT  REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

  Date of Report: (Date of earliest event reported): February 5, 1998 (January 30, 1998)


                                GREY WOLF, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                                             74-2144774
          TEXAS                       1-8226               (IRS  EMPLOYER
 (STATE OF INCORPORATION)     (COMMISSION FILE NUMBER)   IDENTIFICATION NO.)






                      10370 RICHMOND AVENUE, SUITE 600
                          HOUSTON, TEXAS 77042-4136
            (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                               (713) 435-6100
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




                              (NOT APPLICABLE)
        (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.       OTHER EVENTS

ACQUISITION OF MURCO DRILLING CORPORATION

GENERAL

       On January 30, 1998, Grey Wolf, Inc. ("Grey Wolf") closed the purchase of all the outstanding shares of common stock of Murco Drilling Corporation ("Murco") pursuant to the Stock Purchase Agreement executed on December 30, 1997 (the "Agreement"). Pursuant to the Agreement, Grey Wolf Drilling Company ("Grey Wolf Drilling"), a wholly-owned subsidiary of Grey Wolf, acquired all the outstanding common stock of Murco (the "Acquisition"). A copy of the Agreement is filed with this report as an exhibit and all statements herein summarizing the Agreement are qualified in their entirety by the full text of the Agreement.

MURCO DRILLING CORPORATION

       Founded in 1958, Murco was engaged in the land drilling business in Alabama, Louisiana, Mississippi, and East Texas. Its executive offices were located in Shreveport, Louisiana. Murco's rig fleet consisted of ten fully-operational rigs. Four of the rigs are diesel electric, silicone controlled rectifier ("SCR") rigs and six are mechanical rigs. The maximum rated depth capacity of the Murco rigs range from approximately 10,000 feet to 20,000 feet. Grey Wolf Drilling offered employment to substantially all of Murco's approximately 230 employees. Murco also owned and operated a yard facility on approximately nine acres of land located in Shreveport, Louisiana.

THE ACQUISITION

       Purchase Price

       On January 30, 1998, Grey Wolf Drilling purchased all of the outstanding shares of common stock of Murco (the "Murco Stock") for a cash purchase price of $59.6 million. At closing, Murco had net liabilities of $5.4 million. The consideration is subject to a final accounting adjustment for the net liabilities of Murco. No Grey Wolf common stock was issued as consideration for the Acquisition. Grey Wolf funded $26.0 million of the purchase price through borrowings on its line of credit from its commercial banks with the balance of the purchase price being funded from cash on hand.

       Creation of Rabbi Trust by Murco

       Pursuant to the Agreement, Murco established a deferred compensation Plan (the "Plan") for the benefit of a designated group of Murco employees as compensation for service to Murco and an incentive to refrain from voluntarily terminating their employment with Grey Wolf Drilling for at least the one year term of the Plan. Murco established an $8.6 million Rabbi Trust contemporaneously with the adoption of the Plan. Grey Wolf Drilling assumed the funding of this





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Rabbi Trust obligation upon closing.  No stock options were granted to such designated group of employees in lieu of any cash payment to the Rabbi Trust.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(c)    EXHIBITS

       Exhibit 10.1 Stock Purchase Agreement by and among Grey Wolf Drilling Company, Grey Wolf Inc., Murco Drilling Corporation, et al., dated as of December 30, 1997.



                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 4, 1998


                                  GREY WOLF, INC.




                                  /s/ DAVID W. WEHLMANN
                                  -------------------------------
                                      David W. Wehlmann
                                      VICE PRESIDENT AND CONTROLLER





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       EXHIBITS                            INDEX TO EXHIBITS

       Exhibit 10.1 Stock Purchase Agreement by and among Grey Wolf Drilling Company, Grey Wolf Inc., Murco Drilling Corporation, et al., dated as of December 30, 1997.